SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTIONS 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 25, 2005 .

ENTEGRIS, INC.

(Exact name of registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-30789	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

3500 Lyman Boulevard, Chaska, MN	55318
(Address of principal executive offices)	(Zip Code)

(952) 556-3131

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 25, 2005, the registrant entered into Integration Execution Bonus agreements with the following executive officers: Jean-Marc Pandraud, Executive Vice President and Chief Operating Officer; Bertrand Loy, Executive Vice President and Chief Administrative Officer; John Villas, Senior Vice President and Chief Financial Officer, Treasurer; Peter W. Walcott, Senior Vice President and General Counsel, Secretary; Gregory Graves, Senior Vice President of Strategic Planning and Business Development; and John Goodman, Senior Vice President and Chief Technology and Innovation Officer. The general terms of these agreements were described in the Joint Proxy Statement/Prospectus of Entegris included as part of Entegris’ Registration Statement on Form S-4, File No. 333-124719 under the headings “Interests of Certain Persons in the Merger – New Employment Letter Agreements with Mykrolis Officers” and “Interests of Certain Persons in the Merger – Entegris Executive Officers”, which description is incorporated herein by reference. Subject to the completion of individual integration objectives, the agreements entitle such executive officers to an integration-execution bonus equal to thirty percent of each such executive’s current annual base pay pro rated for the five-month period from August 6, 2005 through December 31, 2005. Payment of these integration execution bonuses are to be made within three months following satisfactory completion of the executive’s integration execution bonus objectives.

A copy of the form of Integration Execution Bonus Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits

Exhibit 10.1    Form of Integration Execution Bonus Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: August 31, 2005	By	/s/ John Villas	.
John Villas,
Senior Vice President & Chief Financial Officer